UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 3, 2006

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 3, 2006, WCI Communities, Inc. (the “Company”) issued a press release announcing that its previously announced tender offer and consent solicitation for any and all of its outstanding 10 5/8% Senior Subordinated Notes due 2011 (the “Notes”) expired at 11:59 p.m., New York City time, on December 30, 2005. In connection with the tender offer and consent solicitation, the Company has received and accepted for purchase valid tenders and consents from holders of approximately $292,185,000 aggregate principal amount (representing approximately 98%) of the outstanding Notes. Accordingly, the Company has executed a supplemental indenture amending the indenture governing the Notes, which had the effect of eliminating substantially all of the restrictive covenants, certain events of default and other related provisions from the indenture governing the Notes. The description of the supplemental indenture is qualified in its entirety by the copy of the supplemental indenture filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 16, 2005. The Company’s press release dated January 3, 2006 is attached as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

99.1	Press release dated January 3, 2006 issued by the Company entitled “WCI Announces Completion of the Tender Offer for Its Outstanding 10 5/8% Senior Subordinated Notes Due 2011”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

By:	/s/ James D. Cullen
Name:	James D. Cullen
Title:	Vice President

Date: January 4, 2006